===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           DOW JONES & COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                        Notice of 2000
                                        Annual Meeting and
[DOW JONES LOGO]                        Proxy Statement



                                        Dow Jones & Company

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 19, 2000 at 11:00 a.m. at:

                         Windows on the World--106th Floor
                         One World Trade Center
                         New York, New York

Discussions of Company affairs at past Annual Meetings have generally been in-teresting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of five directors, the approval of the appointment of PricewaterhouseCoopers LLP and one stockholder proposal. These matters are discussed in greater detail in the accompanying proxy statement.

The Board of Directors recommends a vote FOR the election of directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP and AGAINST the stockholder proposal.

Regardless of the number of shares you own and whether or not you plan to at-tend, it is important that your shares are represented and voted at the meet-ing. You are requested either to sign, date and return the enclosed proxy or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement promptly. If you do attend the Annual Meeting, you may still vote in person if you so desire.

Sincerely yours,


/s/ Peter R. Kann
Peter R. Kann
Chairman of the Board

March 17, 2000

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

Notice of 2000 Annual Meeting of Stockholders to be held Wednesday, April 19, 2000

To the Stockholders of
DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at Windows on the World--106th Floor, One World Trade Center, New York, New York on Wednesday, April 19, 2000 at 11:00 a.m. for the purposes of:

 1. Electing five directors to hold office until 2003;

 2. Approving the appointment of PricewaterhouseCoopers LLP, independent cer-tified public accountants, as auditors for 2000;

 3. Acting upon a stockholder proposal to establish cumulative voting in the election of directors; and

 4. Transacting such other business as may properly come before the meeting.

 Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

 Stockholders of record at the close of business on February 25, 2000 are en-titled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company's of-fices, 200 Liberty Street, New York, New York.

 Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. Your prompt response will be appreci-ated.

By order of the Board of Directors,

/s/ Peter G. Skinner
Peter G. Skinner
Secretary

March 17, 2000

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

Proxy Statement

2000 Annual Meeting of Stockholders to be held Wednesday, April 19, 2000

Solicitation and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation on be-half of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 19, 2000 at Windows on the World--106th Floor, One World Trade Center, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

  Registered stockholders may vote by: (i) executing and returning the en-closed proxy card; (ii) calling the toll-free phone number specified on the proxy card; or (iii) voting via the Internet at the web site specified on the proxy card. Registered stockholders who elect to vote by telephone or via the Internet need not return their proxy card. Stockholders whose shares are held in the name of a bank or broker must follow the voting instructions on the form they receive from their bank or broker. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

  Each proxy will be voted in accordance with the stockholder's instructions with respect to (i) the election of directors, (ii) approving the appointment of PricewaterhouseCoopers LLP as auditors for 2000 and (iii) acting upon a stockholder proposal to establish cumulative voting in the election of direc-tors. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR approving the appointment of PricewaterhouseCoopers LLP and AGAINST the stockholder pro-posal.

  Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by tele-phone or via the Internet. The cost of preparing and mailing this proxy state-ment and proxies will be borne by the Company. Proxies may be solicited by of-ficers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such in-dividuals. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request bro-kerage houses and other nominees, fiduciaries and custodians to forward solic-iting materials to beneficial owners of the Company's Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.
              ---------------------------------------------------

Common Stock Outstanding

At the close of business on February 25, 2000 there were outstanding and enti-tled to vote 67,926,107 shares of Common Stock and 21,171,934 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a three-year term expiring in 2003. The Common Stock and the Class B Common Stock vote together with respect to the election of three directors to be elected at the meeting to serve a three-year term ex-piring in 2003 and all other matters submitted to the stockholders.

Security Ownership of Certain
Beneficial Owners

The following table sets forth in-
formation, as of January 20, 2000
(except as otherwise indicated),
with respect to the number of shares
of Common Stock and Class B Common
Stock owned by the only persons who
were known by the Company to own
beneficially more than 5% of the
outstanding Common Stock or Class B
Common Stock.

                                           Shares
 Name and Address of Beneficial         Beneficially
              Owner                       Owned(a)        Percent of Class
--------------------------------------------------------------------------
Christopher Bancroft                Common  3,648,405 (b)       5.3%
   c/o Holme Roberts & Owen LLP    Class B  3,820,360 (b)      18.0%
   1700 Lincoln Street
   Denver, Colorado 80203
--------------------------------------------------------------------------
Capital Research & Management Co.   Common  7,015,200 (c)      10.2%
   333 South Hope Street
   Los Angeles, California 90071
--------------------------------------------------------------------------
Judson W. Detrick                   Common  2,867,316 (d)       4.2%
   Holme Roberts & Owen LLP        Class B  2,352,167 (d)      11.1%
   1700 Lincoln Street
   Denver, Colorado 80203
--------------------------------------------------------------------------
Michael B. Elefante                 Common  5,283,571 (d)       7.7%
   Hemenway & Barnes               Class B  3,256,562 (d)      15.4%
   60 State Street
   Boston, Massachusetts 02109
--------------------------------------------------------------------------
Timothy F. Fidgeon                  Common  1,008,819 (d)       1.5%
   Hemenway & Barnes               Class B  2,156,713 (d)      10.2%
   60 State Street
   Boston, Massachusetts 02109
--------------------------------------------------------------------------
Roy A. Hammer                       Common 12,404,443 (d)      18.1%
   Hemenway & Barnes               Class B  9,991,989 (d)      47.2%
   60 State Street
   Boston, Massachusetts 02109
--------------------------------------------------------------------------
Lynn Hendrix                        Common  2,867,316 (d)       4.2%
   Holme Roberts & Owen LLP        Class B  2,352,117 (d)      11.1%
   1700 Lincoln Street
   Denver, Colorado 80203
--------------------------------------------------------------------------
Lord, Abbett & Co.                  Common  4,031,607 (e)       5.9%
   90 Hudson Street
   Jersey City, New Jersey 07302
--------------------------------------------------------------------------
Jane C. MacElree                    Common 5,938,238 (f )       8.6%
   c/o Hemenway & Barnes           Class B 3,967,553 (f )      18.7%
   60 State Street
   Boston, Massachusetts 02109
--------------------------------------------------------------------------
Rod B. MacLeod                      Common  2,681,982 (d)       3.9%
   MacLeod & McGinness             Class B  1,380,196 (d)       6.5%
   1800 Second Street, Suite 971
   Sarasota, Florida 34236
--------------------------------------------------------------------------

                                          Shares
 Name and Address of Beneficial        Beneficially
              Owner                       Owned(a)       Percent of Class
-------------------------------------------------------------------------
Ruth B. Ottaway                     Common 2,562,913 (g)       3.7%
James H. Ottaway, Jr.              Class B 1,679,014 (g)       7.9%
David B. Ottaway
Ruth Ottaway Sherer
c/o Ottaway Newspapers, Inc.
Post Office Box 401
Campbell Hall, New York 10916
-------------------------------------------------------------------------
Lawrence T. Perera                  Common 3,400,550 (d)       5.0%
   Hemenway & Barnes               Class B 3,477,000 (d)      16.4%
   60 State Street
   Boston, Massachusetts 02109
-------------------------------------------------------------------------
Michael J. Puzo                     Common   344,074 (d)       0.5%
   Hemenway & Barnes               Class B 1,899,488 (d)       9.0%
   60 State Street
   Boston, Massachusetts 02109
-------------------------------------------------------------------------
Thomas A. Richardson                Common 2,813,866 (d)       4.1%
   Holme Roberts & Owen LLP        Class B 2,012,237 (d)       9.5%
   1700 Lincoln Street
   Denver, Colorado 80203
-------------------------------------------------------------------------
George T. Shaw                      Common   799,002 (d)       1.2%
   Hemenway & Barnes               Class B 1,092,043 (d)       5.2%
   60 State Street
   Boston, Massachusetts 02109
-------------------------------------------------------------------------
State Street Bank & Trust Company   Common 5,691,308 (h)       8.3%
   225 Franklin Street             Class B 3,226,336 (h)      15.2%
   Boston, Massachusetts 02110
-------------------------------------------------------------------------
Elizabeth Steele                    Common 3,894,746 (d)       5.7%
   c/o Hemenway & Barnes           Class B 2,148,719 (d)      10.1%
   60 State Street
   Boston, Massachusetts 02109
-------------------------------------------------------------------------
Bayne Stevenson                     Common 3,294,122 (d)       4.8%
   c/o Hemenway & Barnes           Class B 1,734,864 (d)       8.2%
   60 State Street
   Boston, Massachusetts 02109
-------------------------------------------------------------------------

(a) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b) Includes 3,400,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 248,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including
Messrs. Richardson, Detrick and Hendrix. Mr. Bancroft could acquire sole vot-ing and investment power over such shares if he were to revoke the trust.

(c) Capital Research & Management Co. held all of these shares as an invest-ment adviser and had sole investment power over all of these shares and no voting power over any of these shares. This information is based solely on a
Schedule 13G filed with the SEC on February 11, 2000.

(d) Includes shares held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), by the following persons, each of whom disclaims beneficial ownership of such shares:

Mr. Detrick--2,867,316 shares of Common Stock and 2,352,117 shares of Class B Common Stock; Mr. Elefante--5,283,571 shares of Common Stock and 3,256,562 shares of Class B Common Stock; Mr. Fidgeon--1,008,819 shares of Common Stock and 2,156,713 shares of Class B Common Stock; Mr. Hammer--12,404,143 shares of Common Stock and 9,991,989 shares of Class B Common Stock; Mr. Hendrix-- 2,867,316 shares of Common Stock and 2,352,117 shares of Class B Common Stock (as of February 21, 2000); Mr. MacLeod--2,681,982 shares of Common Stock and 1,380,196 shares of Class B Common Stock; Mr. Perera--3,400,550 shares of Com-mon Stock and 3,477,000 shares of Class B Common Stock; Mr. Puzo--344,074 shares of Common Stock and 1,899,488 shares of Class B Common Stock; Mr. Rich-ardson--2,813,866 shares of Common Stock and 2,012,237 shares of Class B Com-mon Stock; Mr. Shaw--799,002 shares of Common Stock and 1,092,043 shares of Class B Common Stock; Ms. Steele--3,894,746 shares of Common Stock and 2,148,719 shares of Class B Common Stock; and Mr. Stevenson--3,274,491 shares of Common Stock and 1,726,066 shares of Class B Common Stock. Also includes 300 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust.

(e) Lord, Abbett & Co. held all of these shares as an investment adviser and had sole voting power over all of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 2, 2000.

(f) Includes 5,115,164 shares of Common Stock and 3,430,755 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 5,068,093 shares of Common Stock and 3,012,557 shares of Class B Common Stock; Mr. Hammer with respect to 5,068,093 shares of Common Stock and 3,268,890 shares of Class B Common Stock; Mr. Puzo with respect to 46,900 shares of Common Stock and 161,800 shares of Class B Common Stock; and Mr. Shaw with respect to 394,683 shares of Class B Common Stock. Also includes 748,819 shares of Common Stock and 535,213 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares vot-ing and investment power with other trustees, including Messrs. Fidgeon and Shaw. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust.

(g) All of these shares have been deposited in a voting trust by various Otta-way family trusts, individual members of the Ottaway family and a private in-vestment company owned by members of the Ottaway family. The voting trustees under the voting trust are Ruth B. Ottaway and her adult children, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer. The voting trust will remain in effect until January 27, 2003, but shares may be withdrawn from the voting trust prior thereto. As of January 20, 2000, each of Ruth B. Ottaway and David B. Ottaway beneficially owned 2,562,913 shares of Common Stock and 1,679,014 shares of Class B Common Stock. As of January 20, 2000, Ruth Ottaway Sherer beneficially owned 2,661,740 shares of Common Stock (3.9%) and 1,716,203 shares of Class B Common Stock (8.1%). As of January 20, 2000, James
H. Ottaway, Jr. beneficially owned 2,643,863 shares of Common Stock (includes 74,301 shares subject to options) and 1,679,014 shares of Class B Common Stock. Each of the foregoing persons is deemed the beneficial owner of the shares held in the voting trust described above and, accordingly, each of the foregoing figures includes such shares. In addition, various other shares are also included more than once in the foregoing figures as a result of other shared ownership arrangements. Each of Ruth B. Ottaway, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer shares voting power over 2,562,913 shares of Common Stock and 1,679,014 shares of Class B Common Stock and in-vestment power over 35,000 shares of Common Stock and 1,540 shares of Class B Common Stock. Ruth Ottaway Sherer has sole voting and investment power over 98,827 shares of Common Stock and 37,189 shares of Class B Common Stock.

(h) State Street Bank & Trust Company held all of these shares as trustee, disclaimed beneficial ownership of them and shared voting and investment power with persons named above as to 3,532,436 shares of Common Stock and 2,764,325 shares of Class B Common Stock. This information relating to (i) Common Stock ownership is based solely on a Schedule 13G filed with the SEC on February 11, 2000 and (ii) Class B Common Stock ownership is based solely on a Schedule 13G filed with the SEC on March 16, 1999.

Security Ownership of Directors and Management

The following table sets forth information as of January 20, 2000, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by each director and nominee for director, the five most highly compensated executive officers, and all directors, nominees and executive officers as a group.

                                 Shares Beneficially  Percent of  Common Stock
Name                                   Owned(1)        Class(2)  Equivalents(3)
-------------------------------------------------------------------------------
Rand V. Araskog                   Common        8,000     *         25,464
                                  Class B         700     *
-------------------------------------------------------------------------------
Jerome H. Bailey(4)               Common       55,101     *          3,513
                                  Class B         --      *
-------------------------------------------------------------------------------
Christopher Bancroft (5) (6)                                         1,386
 (7)                              Common    3,648,405    5.3%
                                  Class B   3,820,360   18.0%
-------------------------------------------------------------------------------
William C. Cox, Jr. (5) (6) (8)   Common      148,931     *          2,847
                                  Class B     639,061    3.0%
-------------------------------------------------------------------------------
L. Gordon Crovitz                 Common       31,528     *          2,928
                                  Class B         --      *
-------------------------------------------------------------------------------
Harvey Golub                      Common        2,000     *          3,347
                                  Class B         --      *
-------------------------------------------------------------------------------
Roy A. Hammer (6) (9)             Common   12,404,443   18.1%          532
                                  Class B   9,991,989   47.2%
-------------------------------------------------------------------------------
Leslie Hill (5) (6) (10)          Common      118,350     *          1,552
                                  Class B      70,624     *
-------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.           Common        3,000     *          6,149
                                  Class B         --      *
-------------------------------------------------------------------------------
Vernon E. Jordan, Jr.             Common          276     *          8,141
                                  Class B         105     *
-------------------------------------------------------------------------------
Peter R. Kann (4)                 Common      298,981     *          7,276
                                  Class B       4,027     *
-------------------------------------------------------------------------------
David K.P. Li                     Common        8,030     *          9,132
                                  Class B         --      *
-------------------------------------------------------------------------------
Jane C. MacElree (5) (6) (11)     Common    5,938,238    8.6%        1,205
                                  Class B   3,967,553   18.7%
-------------------------------------------------------------------------------
M. Peter McPherson                Common          --      *          1,958
                                  Class B         --      *
-------------------------------------------------------------------------------
Frank N. Newman                   Common          500     *          1,205
                                  Class B         --      *
-------------------------------------------------------------------------------
James H. Ottaway, Jr. (12)        Common    2,643,863    3.8%          --
                                  Class B   1,679,014    7.9%
-------------------------------------------------------------------------------
Peter G. Skinner (4)              Common       86,492     *            --
                                  Class B         --      *
-------------------------------------------------------------------------------
William C. Steere, Jr.            Common        1,000     *          3,443
                                  Class B         --      *
-------------------------------------------------------------------------------
All directors and executive       Common   25,426,167   37.0%       81,679
 officers                         Class B  20,173,433   95.3%
 as a group (20 persons) (13)
-------------------------------------------------------------------------------

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercis-able within 60 days after January 20, 2000 held by: Mr. Bailey (13,534 shares), Mr. Cox (20,770 shares), Mr. Crovitz (30,151 shares), Mr. Kann (197,134 shares), Mr. Ottaway (74,301 shares) and Mr. Skinner (69,634 shares).

(2) An asterisk under the column "Percent of Class" indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3) Under the directors' deferred stock equivalent compensation plan, each non-employee director was credited with $25,000 worth of stock equivalents for 1999. Certain directors have elected to defer receipt of some or all of their fees payable in cash and have invested such deferred amounts in stock equiva-lents. Amounts previously accrued under the terminated retirement plan for non-employee directors by directors who continued to serve on the Board after the 1997 Annual Meeting were added to such directors' deferred compensation accounts and certain directors have elected to invest such accrued amounts in stock equivalents. (See page 11 for additional information regarding direc-tors' stock equivalents.) Also, certain executive officers have elected to have the amounts allocated to their accounts under the Supplementary Benefit Plan (see footnote (4) of the Summary Compensation Table on page 13) deemed to be invested in stock equivalents.

(4) Includes shares owned by, or jointly with, spouses, as follows: Mr. Bai-ley--40,000 shares of Common Stock owned jointly with his spouse; Mr. Kann-- 10,446 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Skinner--16,858 shares of Common Stock owned jointly with his spouse. Includes, with respect to Mr. Kann, 44,567 shares of Common Stock sub-ject to options exercisable within 60 days after January 20, 2000 held by his spouse. Mr. Kann disclaims beneficial ownership of the shares owned by his spouse. Messrs. Skinner and Bailey share voting and investment power with their spouses as to those shares owned jointly.

(5) Mr. Cox is the brother of Mrs. MacElree. Mr. Cox and Mrs. MacElree are first cousins of Mr. Bancroft. Ms. Hill is the daughter of Mrs. MacElree.

(6) As of January 1, 2000, Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Hammer serves as trustee, owned beneficially a total of 18,794,490 shares (27.4%) of the outstanding Common Stock and 16,370,146 shares (77.3%) of the outstanding Class B Common Stock. Such shares account for approximately 65% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, trusts as to which they or certain of their rela-tives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Hammer), may be considered in control of the Company and therefore its "parent."

(7) Includes 248,405 shares of Common Stock and 343,360 shares of Class B Com-mon Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 3,400,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(8) Includes 13,303 shares of Common Stock and 207,440 shares of Class B Com-mon Stock held by a revocable trust for the benefit of Mr. Cox, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 114,858 shares of Common Stock and 431,621 shares of Class B Common Stock, as to which Mr. Cox disclaims beneficial ownership, as follows:
74,108 shares of Common Stock and 379,791 shares of Class B Common Stock held by Mr. Cox as trustee, as to which he shares voting and investment power; 29,500 shares of Common Stock and 27,130 shares of Class B Common Stock held by trustees for Mr. Cox's spouse; and 11,250 shares of Common Stock and 24,700 shares of Class B

Common Stock held by a foundation of which Mr. Cox is President.

(9) Includes 300 shares of Common Stock held by a revocable trust for the ben-efit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 12,404,143 shares of Com-mon Stock and 9,991,989 shares of Class B Common Stock held by Mr. Hammer as trustee, as to which he disclaims beneficial ownership and shares voting and investment power with other trustees.

(10) Includes 6,734 shares of Common Stock and 2,738 shares of Class B Common Stock owned by Ms. Hill's spouse and minor children.

(11) Includes 748,819 shares of Common Stock and 535,213 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 5,115,164 shares of Common Stock and 3,430,755 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she dis-claims beneficial ownership and shares voting and investment power with other trustees and 4,255 shares of Common Stock and 1,585 shares of Class B Common Stock owned by her spouse.

(12) See footnote (g) on page 4 above for a description of Mr. Ottaway's own-ership of Common Stock and Class B Common Stock.

(13) Includes 474,279 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 20, 2000. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.
              ---------------------------------------------------

Annual Report
The Company has mailed to all stockholders its Annual Report for the year ended December 31, 1999. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders' equity and cash flows for the year then ended.
              ---------------------------------------------------

Voting Procedures
If a quorum is present at the meeting (i) a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Com-mon Stock elect together, (iii) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is re-quired in order to approve the appointment of PricewaterhouseCoopers LLP as auditors, and (iv) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are pres-ent in person or represented by proxy and entitled to vote is required in or-der for the stockholder proposal to be approved. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other propos-als, votes may be cast in favor or against, or a stockholder may abstain. Ab-stentions will be counted as shares that are represented at the meeting and entitled to vote. Under Delaware law, abstentions on the appointment of PricewaterhouseCoopers LLP or the approval of the stockholder proposal will have the effect of a negative vote because the appointment of PricewaterhouseCoopers LLP and the approval of the stockholder proposal re-quire the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will be disregarded and will have no effect on the outcome of the vote on such matter, although the shares represented by such limited proxies will be counted for quorum purposes.
              ---------------------------------------------------

Election of Directors

One of the purposes of the meeting is the election of five directors to serve for a three-year term expiring in 2003. The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Golub and Li. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Messrs. Hammer, New-man and Ottaway. The proxies will be voted for the election of such individu-als unless instructions are given to withhold authority to vote for one or more of them. For each nominated individual, the table below sets forth his or her age as of the date of the meeting, membership on committees of the Board of Directors and certain other information. Each of the persons named below is currently a director. If for any reason any one or more of the per-sons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.
              ---------------------------------------------------

Nominees for Election at the Annual Meeting:

Class of 2003
                                                    Positions with the Company
                                                     and Business Experience   Director
       Name                                     Age During the Past Five Years  Since
---------------------------------------------------------------------------------------
Harvey Golub                                     61 Chairman and Chief           1997
 Audit and Corporate Governance Committees          Executive Officer,
                                                    American Express Company
                                                    (travel and financial
                                                    services company)(1)
---------------------------------------------------------------------------------------
Roy A. Hammer (2)                                65 Senior Partner, Hemenway &   1998
 Corporate Governance Committee                     Barnes (law firm)
---------------------------------------------------------------------------------------
David K.P. Li                                    61 Chairman and Chief           1993
 Audit and Corporate Governance Committees          Executive Officer, The
                                                    Bank of East Asia, Limited
                                                    (banking)(3)
---------------------------------------------------------------------------------------
Frank N. Newman                                  57 Chairman Emeritus, Bankers   1997
 Audit and Compensation Committees                  Trust Corporation. Prior
                                                    to June 1999, Chairman,
                                                    President and Chief
                                                    Executive Officer, Bankers
                                                    Trust New York Corporation
                                                    and Bankers Trust Company
                                                    (banking). Prior to
                                                    September 1995, Deputy
                                                    Secretary of the United
                                                    States Treasury
---------------------------------------------------------------------------------------
James H. Ottaway, Jr.                            62 Senior Vice President of     1987
                                                    the Company
---------------------------------------------------------------------------------------

Incumbent Directors (Class of 2001)

The table below sets forth similar information for each director whose term ex-pires in 2001.

                                                    Positions with the Company
                                                               and
                                                       Business Experience     Director
       Name                                     Age During the Past Five Years  Since
---------------------------------------------------------------------------------------
Rand V. Araskog                                  68 Director of various          1981
 Corporate Governance and Executive Committees      corporations. Prior to
                                                    March 1998, Chairman and
                                                    Chief Executive Officer,
                                                    ITT Corporation (hotel and
                                                    gaming company)(4)
---------------------------------------------------------------------------------------
William C. Cox, Jr.                              69 Director of the Company      1976
 Corporate Governance and Executive Committees      and prior to July 1997,
                                                    Executive Director/Client
                                                    Relations of the Company
---------------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.                          63 President and Chief Execu-   1990
 Compensation and Executive Committees              tive Officer, Hallmark
                                                    Cards, Inc. (greeting card
                                                    manufacturer)(5)
---------------------------------------------------------------------------------------
Vernon E. Jordan, Jr.(2)                         64 Senior Managing Director,    1982
 Corporate Governance and Executive Committees      Lazard Freres & Co. LLC
                                                    (investment bank); Of
                                                    Counsel, Akin, Gump,
                                                    Strauss, Hauer & Feld (law
                                                    firm). Previously,
                                                    Senior Partner, Akin,
                                                    Gump, Strauss, Hauer &
                                                    Feld (6)
---------------------------------------------------------------------------------------

Incumbent Directors (Class of 2002)

The table below sets forth similar information for each director whose term expires in 2002.

                                         Positions with the Company and
                                              Business Experience       Director
       Name                          Age   During the Past Five Years    Since
--------------------------------------------------------------------------------
Christopher Bancroft                  48 Director of the Company          1996
 Compensation Committee
--------------------------------------------------------------------------------
Peter R. Kann(7)                      57 Chairman and Chief Executive     1987
 Executive Committee                     Officer of the Company
--------------------------------------------------------------------------------
Leslie Hill                           46 Pilot for American Airlines      1997
 Corporate Governance Committee
--------------------------------------------------------------------------------
M. Peter McPherson                    59 President, Michigan State        1998
 Audit Committee                         University
--------------------------------------------------------------------------------
William C. Steere, Jr.                63 Chairman and Chief Executive     1997
 Corporate Governance and Executive      Officer, Pfizer Inc.
 Committees                              (pharmaceuticals)(8)
--------------------------------------------------------------------------------


(1) Mr. Golub is a director of Campbell Soup Company.

(2) During 1999, Hemenway & Barnes, the law firm of which Mr. Hammer is a se-nior partner, and Akin, Gump, Strauss, Hauer & Feld, the law firm to which Mr. Jordan is of counsel, rendered certain legal services to the Company. The Com-pany expects that these law firms will continue to render legal services to the Company in 2000.

(3) Mr. Li is a director of Campbell Soup Company, Hong Kong Telecommunica-tions Limited, The Bank of East Asia, Limited, The Hong Kong & China Gas Com-pany Limited, Sime Darby Hong Kong Limited and South China Morning Post (Hold-ings) Limited.

(4) Mr. Araskog is a director of The Hartford Financial Services Group, Inc., ITT Industries, Inc., ITT Educational Services, Inc., Rayonier Inc. and Shell Oil Company.

(5) Mr. Hockaday is a director of Ford Motor Company, Sprint Corporation and UtiliCorp United, Inc.

(6) Mr. Jordan is a director of American Express Company, Callaway Golf Compa-ny, AMFM Inc., J.C. Penney Company, Inc., Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.

(7) Karen Elliott House, President/International Group of the Company and the spouse of Mr. Kann, received a salary and bonus for 1999 of $380,100. An ag-gregate of $69,346 was contributed to Ms. House's account under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of 1999. Ms. House received a payout for 1999 of 2,856 shares of Com-mon Stock with a fair market value as of February 16, 2000 of $178,143 under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year per-formance period 1996-1999. Ms. House also received contingent stock rights and stock options under the Dow Jones 1997 Long Term Incentive Plan. Ms. House's compensation is set by the Compensation Committee of the Board of Directors.

(8) Mr. Steere is a director of MetLife, Inc., Minerals Technologies Inc. and Texaco Inc.

              ---------------------------------------------------

During 1999 the Board of Directors met eight times, the Audit Committee met four times, the Compensation Committee met five times, the Corporate Gover-nance Committee met once and the Executive Committee met twice. In 1999 the annual director's fee was $45,000, with a cash component of $20,000 and $25,000 deemed to be invested in shares of Common Stock ("stock equivalents"); the fee for each Board meeting attended was $1,200; the fee for each committee meeting attended was $1,000; and the annual fee for serving as a committee chairperson was $5,000.

  In 2000, the cash component of the annual director's fee and the fees for serving as a committee chairperson and for attending committee meetings will remain the same as in 1999; the fee for attending each Board meeting will be increased to $1,500 and the deferred stock equivalents component of the annual director's fee will be increased to $44,000. Such stock equivalents are cred-ited quarterly and the number thereof are determined at the market price of the Company's Common Stock on the last business day of the quarter in ques-tion.

  From time to time Board members are invited to attend meetings of Board com-mittees of which they are not members; in such cases, such Board members re-ceive a committee meeting fee. Employees of the Company or its subsidiaries who are directors do not receive director's, committee or committee chairperson's fees.

  Directors may elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts will, at the electing director's op-tion, either be credited to an interest bearing account or be deemed to be in-vested in shares of Common Stock (i.e., stock equivalents) at the market price on the last business day of the month in which the deferred amount in question would have otherwise been received. Deferred cash amounts will be paid in cash, in a lump sum or in the form of an annuity, as the director may elect. Deferred stock equivalent amounts will be paid in cash (in a lump sum or in the form of an annuity) or shares of Common Stock (in up to fifteen annual in-stallments), or a combination of cash and Common Stock, as the director may elect.

  During 1999 all directors of the Company attended at least 75% of the aggre-gate meetings of the Board and standing committees on which they served, ex-cept for Messrs. Araskog and Jordan.

  The Audit Committee makes recommendations to the Board regarding the engage-ment of the Company's independent auditors and considers the range of audit and non-audit fees. It also reviews the work of the Company's internal audi-tors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evalu-ating the adequacy of the Company's internal controls.

  The Compensation Committee reviews remuneration arrangements for the Company's senior management (including employee benefit plans in which execu-tive officers are eligible to participate), makes recommendations to the Board and grants options and other benefits under some of such plans.

  The Corporate Governance Committee recommends to the Board of Directors the persons to be nominated by the Board for election as directors of the Company. Stockholders desiring to recommend nominees should submit their recommenda-tions in writing to Peter G. Skinner, Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281. Recommendations should include pertinent information concerning the proposed nominee's background and experi-ence. The Corporate Governance Committee also considers and makes recommenda-tions to the Board of Directors concerning the size and composition of the Board and considers from time to time the current Board committee structure and membership.
              ---------------------------------------------------

Executive Compensation
The following tables and report provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.

                          Summary Compensation Table

                                  Annual Compensation        Long-Term Compensation
--------------------------------------------------------------------------------------------------------
                                                               Awards                  Payouts
--------------------------------------------------------------------------------------------------------
                                                       Restricted              Long-term
                                                         Stock                 Incentive    All Other
                                                       Award ($)  Options (#) Payouts ($)    Compen-
Name and Principal Position  Year Salary ($) Bonus ($)    (1)         (2)         (3)     sation ($) (4)
--------------------------------------------------------------------------------------------------------
Peter R. Kann, Chairman      1999  $788,000  $656,288                 --       $654,938      $230,889
 of the Board, Chief
 Executive                   1998  $750,000  $402,885               39,400     $376,613      $150,002
 Officer and Director        1997  $735,000  $190,000               31,800     $282,562      $180,017
--------------------------------------------------------------------------------------------------------
Peter G. Skinner,
 Executive                   1999  $540,000  $346,275                 --       $323,851      $144,746
 Vice President, General     1998  $492,500  $212,796               15,300     $154,275      $ 97,602
 Counsel and Secretary       1997  $435,000  $153,000               10,700     $148,988      $113,074
--------------------------------------------------------------------------------------------------------
Jerome H. Bailey,            1999  $540,000  $346,275                 --          --         $144,522
 Executive Vice
 President and               1998  $320,455  $214,150   $249,400    40,600        --         $ 61,859
 Chief Financial
 Officer(5)
--------------------------------------------------------------------------------------------------------
James H. Ottaway, Jr.,       1999  $425,000  $226,250                 --       $231,099      $105,292
 Senior Vice President       1998  $406,000  $155,138               13,000     $140,663      $ 79,413
 and Director                1997  $391,000  $178,000               10,300     $128,438      $109,300
--------------------------------------------------------------------------------------------------------
L. Gordon Crovitz,           1999  $349,731  $ 51,219                 --       $ 44,598      $ 80,203
 Senior Vice President
 and                         1998  $262,500  $ 50,000               13,000     $ 31,763      $ 60,227
 President, Electronic
 Publishing                  1997  $221,154  $ 60,000                6,400        --         $ 63,871
--------------------------------------------------------------------------------------------------------

(1) The dollar value of this stock award is based on the market price of the Company's Common Stock at time of grant. On April 15, 1998, Mr. Bailey was granted a total of 4,700 shares of restricted stock with a fair market value of $319,600. One-third of the shares vested on April 15, 1999, one-third will vest on April 15, 2000 and the remainder will vest on April 15, 2001. Regular quarterly dividends are paid on the restricted stock.

(2) For the past several years, the Company's Compensation Committee has granted stock options and contingent stock rights under the Dow Jones 1997 Long Term Incentive Plan in November preceding each four year performance pe-riod under the Plan. In 1999, however, the Committee decided to make such grants in January, at the beginning of each such performance period. Accord-ingly, on January 19, 2000, the Company granted stock options under the Plan as follows: Mr. Kann--60,000; Mr. Skinner--20,000; Mr. Bailey--25,000; Mr. Ot-taway-- 10,000; and Mr. Crovitz--20,000. In addition on January 19, 2000, the Committee also granted the indicated executives contingent stock rights under the Plan; those contingent stock rights are reported in footnote 1 to the Long Term Incentive Plan table on page 14.

(3) The payouts shown in the table for 1999 reflect the fair market value as of February 16, 2000 of the Final Awards made to the indicated executives un-der the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1996-1999. The payouts shown in the table for 1998 reflect the fair market value as of February 17, 1999 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in re-spect of the four-year performance period 1995-1998. The payouts shown in the table for 1997 reflect the fair market value as of January 21, 1998 of the Fi-nal Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1994-1997. The Dow Jones 1997 Long Term Incentive Plan was adopted in 1997 to make grants for performance periods subsequent to those covered by the 1992 Long Term Incentive Plan.

(4) The amounts referred to in the table above under "All Other Compensation" consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of the years indicated. With respect to amounts contributed in respect of 1999, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individ-ual account under a qualified profit sharing plan to the amount which would be contributed to such individual account based on maximum annual compensation of $160,000, but permits under a supplemental plan an additional allocation by the Company to such individual equal to the additional amount which would oth-erwise have been allocated to him or her under the qualified plan had there been no limits. Executive officers may elect to have the amounts allocated to their accounts under the Supplementary Benefit Plan deemed to be invested in shares of Common Stock. With respect to 1999, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 2000. With respect to 1999, the Company has allocated the following amounts to the accounts of the indicated executives under the Profit Sharing Retirement
Plan: Mr. Kann--$27,726; Mr. Skinner--$27,726; Mr. Bailey--$0; Mr. Ottaway-- $27,726; and Mr. Crovitz--$27,726. The Company has also credited the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 1999: Mr. Kann--$203,163; Mr. Skinner--$117,020; Mr. Bailey--$144,522; Mr. Ottaway--$77,566; and Mr. Crovitz--$52,477. With re-spect to Mr. Bailey, the amount allocated to his account under the Supplemen-tary Benefit Plan with respect to 1999 and 1998 also includes the amount that would have been contributed to his account under the Profit Sharing Retirement Plan if he had been eligible to participate in the Profit Sharing Retirement Plan in each such year.

(5) Mr. Bailey joined the Company on April 15, 1998.

                             Option Grants In 1999

                                      Individual Grants
                         -------------------------------------------
                                                                  Potential Realizable
                                    % of Total                     Value  at Assumed
                         Number of   Options                          Annual Rates
                         Securities Granted to  Exercise             of Stock Price
                         Underlying Employees      or              Appreciation over
                          Options   in Fiscal  Base Price ExpiratioStocknOption Term
          Name           Granted(1)    Year    ($/Share)     Date        5%        10%
------------------------------------------------------------------------------------------
Peter R. Kann...........     --         --         --         --             --         --
Peter G. Skinner........     --         --         --         --             --         --
Jerome H. Bailey........     --         --         --         --             --         --
James H. Ottaway, Jr....     --         --         --         --             --         --
L. Gordon Crovitz.......     --         --         --         --             --         --
------------------------------------------------------------------------------------------

(1) As noted in footnote 2 on page 12, for the past several years, the Company's Compensation Committee has granted stock options in November, but decided in 1999 to change that practice and make such grants in January of each year. Accordingly, on January 19, 2000, the Company granted stock options under the Plan as follows: Mr. Kann--60,000; Mr. Skinner--20,000; Mr. Bailey-- 25,000; Mr. Ottaway--10,000; and Mr. Crovitz--20,000.

                      Aggregated Option Exercises In 1999
                          And Year-End Option Values

                                                                                Value of
                                                                              Unexercised
                                                                                In-the-
                                                                                 Money
                                                                               Options at
                                                        Total Number of         December
                                                    Unexercised Options at        31,
                                                     December 31, 1999 (#)     1999($)(1)
                                                   ------------------------- -------------------------
                           Shares
                         Acquired on     Value
          Name           Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
------------------------------------------------------------------------------------------------------
Peter R. Kann...........    8,616       $108,738     197,134      36,866     $5,982,951    $678,621
Peter G. Skinner........    8,800       $236,406      69,634      13,766     $2,050,783    $254,039
Jerome H. Bailey........     --            --         13,534      27,066     $  222,246    $444,461
James H. Ottaway, Jr....    7,049       $ 90,694      74,301      12,099     $2,298,064    $222,790
L. Gordon Crovitz.......    1,170       $ 14,479      30,151      10,799     $  923,501    $200,365
------------------------------------------------------------------------------------------------------

(1) This represents the difference between the closing price of the Company's Common Stock on December 31, 1999 ($68.00) and the exercise price of the op-tions.

                   Long-Term Incentive Plan--Awards In 1999

                                                            Performance or Other
                                                               Period Until
                                    Number of Shares, Units      Maturation
               Name                    or Other Rights(1)        or Payout
--------------------------------------------------------------------------------
Peter R. Kann......................            --                    --
Peter G. Skinner...................            --                    --
Jerome H. Bailey...................            --                    --
James H. Ottaway, Jr...............            --                    --
L. Gordon Crovitz..................            --                    --
--------------------------------------------------------------------------------

(1) As noted in footnote 2 on page 12, for the past several years, the Company's Compensation Committee has made annual long-term incentive awards in November, but decided in 1999 to change that practice and make such grants in January of each year. Accordingly, on January 19, 2000, the Company granted contingent stock rights for the performance period 2000-2003 as follows: Mr. Kann--17,850; Mr. Skinner--10,000; Mr. Bailey--12,000; Mr. Ottaway--5,000; and
Mr. Crovitz--8,000.

  The long-term incentive plan awards are contingent stock rights granted un-der the Dow Jones 1997 Long Term Incentive Plan. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the "Initial Award") following completion of a 4-year performance period. The number of shares ultimately received (the "Final Award") will depend on the extent to which the performance criteria are achieved during the 4-year performance period and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, or Common Stock, or a combina-tion of both. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the election is being made.

  During the performance period relating to each right, the Compensation Com-mittee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder is en-titled to receive as "dividend equivalents" an amount equal to the cash divi-dends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire per-formance period.

  At December 31, 1999, Mr. Kann held contingent stock rights covering a total of 60,000 shares; Mr. Skinner--24,325 shares; Mr. Bailey--9,575 shares; Mr. Ottaway--20,475 shares; and Mr. Crovitz--11,025 shares. At December 31, 1999, the fair market value of the Common Stock subject to such rights was as fol-lows: Mr. Kann--$4,080,000; Mr. Skinner-- $1,654,100; Mr. Bailey--$651,100;
Mr. Ottaway--$1,392,300; and Mr. Crovitz--$749,700.

  The Final Award ultimately received may be less than or equal to the number of shares in the immediately preceding paragraph. It is expected that fully satisfactory competitive performance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award approximated 80% of the amounts set forth above. Excep-tional performance would support a Final Award in excess of 80% of the amounts set forth above but in no event more than 100% of such amounts.
              ---------------------------------------------------

Separation Plan for Senior Management

At its January 1999 meeting the Board of Directors unanimously approved the Dow Jones Separation Plan for Senior Management. The Plan covers separations from service by senior executives including the executive officers named on page 12. In order to receive benefits under the Separation Plan, an eligible executive's employment must have been terminated involuntarily, without "cause," and he or she must enter into an agreement with the Company contain-ing a covenant not to compete, confidentiality provisions and customary mutual releases and waivers. The Board also approved the Plan's related form of Sepa-ration Agreement and Release.

  The Plan provides for severance benefits equal to 18 or 24 months (depending on salary level) of base salary and target bonus. The plan also provides for the continuation of certain benefits during such 18 or 24 month period includ-ing those received under the Company's pension plan and the related supplemen-tary benefit plan; the health and dental care plans; and the executive death and group life, disability and accident insurance plans. In addition, termi-nated executives will receive a pro-rated final award with respect to each of his or her outstanding grants of contingent stock rights under the Company's Long Term Incentive Plan. The Separation Plan and the form of Separation Agreement and Release are Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

              --------------------------------------------------

Compensation Committee Report on Executive Compensation


The Compensation Committee and the Compensation Program

The Committee consists of four non-employee directors. It generally meets five times a year. The Compensation Committee's objective is to establish and ad-minister a "total compensation program" that fairly and competitively rewards Dow Jones executives for current and long-term performance that enhances stockholder value. The purpose of this report is to explain the Company's ex-ecutive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee gives special attention to the total compensation of the chief executive officer (Mr. Kann), and certain other members of senior management. We consider four elements of compensation: (1) annual salary; (2) annual in-centive award (or bonus); (3) long-term incentive compensation; and (4) re-tirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. The competitive universe that we primarily consider includes the six largest newspaper publishers in the Dow Jones U.S. Publishing Index (the "Company's peer group") (see page 18), but we also review data on general industry trends and, from time to time, certain other public companies which compete with one or more of the Company's business segments.

  With regard to annual and long-term incentive awards, the Committee, in working with management and its outside compensation consultants, has deter-mined that a substantial por-tion of executives' awards will be based on the achievement of certain pre-de-termined financial objectives. For Mr. Kann a substantial portion of his an-nual incentive award for 2000 will be based on the achievement of these pre-determined financial objectives (earnings per share growth--35%; economic value created--20%; and cash flow margin--15%) and the balance will be based on the achievement of specified strategic goals (30%). For the remaining exec-utive officers, a substantial portion of their annual incentive awards will be based on the achievement of pre-determined financial objectives and the bal-ance will be based on the achievement of strategic goals and, for certain ex-ecutive officers, individual performance.

  Initial awards of contingent stock rights were made under the Company's long-term incentive plan to Mr. Kann and other senior executive officers for the performance period 2000-2003. The final awards to all those receiving these grants will be based in large part on the Company's performance with re-spect to pre-determined financial objectives (total shareholder return; earn-ings per share growth; revenue growth; and cash flow margin) relative to the Company's peer group. Determination of final awards will also be based assess-ment of performance on qualitative criteria.

  The Committee has retained some measure of discretion under the annual and long-term incentive award programs because it believes that it is difficult to forecast in detail all future developments that will be relevant to an evalua-tion of executive performance.

  Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and certain other executives (i.e., those whose compensation must be detailed in the proxy statement). The law exempts compensation paid under plans that re-late compensation to performance. Although our plans are designed to relate compensation to performance, certain elements of them do not meet the tax law's requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the Company's compensation program to take account of the tax law. However, the Committee is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 1999 the deductibility of certain compensation paid to Mr. Kann was affected by this limitation.

Committee Reporting

The Committee makes full reports to the Board of Directors, which approves the structure and general administration of the compensation program. The Board reviews the specific compensation awards for the chief executive officer and each of the other four executives whose compensation is described in the proxy statement.

  In 1999 the chief executive officer's salary was $788,000, an increase of $38,000 (or 5%) from his 1998 salary of $750,000. The 1999 salaries for the five officers listed in the table on page 12 were set after evaluating their individual contribution and performance and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from our outside compensation consultants.

  For 1999 Mr. Kann was granted a bonus of $656,288. That represented a 62.9% increase from his 1998 bonus of $402,885. In determining the bonuses for Mr. Kann and the other officers listed in the table, we compared the Company's re-sults to the financial, strategic and, for certain executive officers, indi-vidual performance measures established in early 1999. The bonus awards for 1999 reflect the Company's and business unit's performance measured against the pre-determined financial criteria and the Committee's view that the execu-tives performed reasonably well against the non-financial measures established under the bonus program.

  We awarded long-term compensation to the chief executive officer and other members of senior management in February 2000 under the Company's 1992 Long Term Incentive Plan. The Final Awards covered performance for the period 1996-1999 and were made after reviewing the Company's performance on various finan-cial measures (including total stockholder return, return on equity, earnings growth, profit margins, and other financial criteria) relative to the Company's peer group. We also considered progress toward achieving other Com-pany objectives (quality of Dow Jones' publications and services, commitment to innovative products and services, long-term strategic planning, quality of customer service and level of customer satisfaction, development of human re-sources, and promotion of teamwork throughout the Company). And, finally, we considered each individual executive's responsibility and performance. In granting final awards, the Committee took into account that the Company's per-formance trends improved during the 1996-1999 period. In the case of the 1996-1999 performance period, it was expected that fully satisfactory competitive performance would be competitively rewarded if the Final Award approximated 80% of the number of shares in the Initial Award. Exceptional performance would support a Final Award in excess of 80% (up to 100%) of the Initial Award.

  Final Awards were made in February 2000 to Mr. Kann and Messrs. Skinner, Ot-taway and Crovitz in amounts approximating 55% to 60% of their Initial Awards for the 1996-1999 period. Mr. Kann's Final Award for the 1996-1999 period was 10,500 shares of Common Stock, and constituted approximately 60% of his Ini-tial Award. That represented an increase of 2,200 shares from the Final Award for the 1995-1998 period. The net number of shares of Common Stock received in February 2000 by Mr. Kann, after tax withholding, amounted to 6,613. Mr. Otta-way received his Final Award in cash. Messrs. Skinner and Crovitz received their Final Awards in the form of Common Stock. The fair market value of Mr. Kann's Final Award for the 1996-1999 period was $654,938 (based on a grant date stock price of $62.375), which is approximately 73.9% higher in value than the Final Award for the 1995-1998 period of $376,613 (based on a grant date stock price of $45.375).

  In January 2000 we granted members of senior management contingent stock rights and stock options under the 1997 Long Term Incentive Plan for the 2000-2003 performance period. These grants were estimated by our outside compensa-tion consultants to be at the median of general industry practice. The grants tie a significant portion of each senior executive's potential compensation to the Company's long-term objectives and to the market value of the Company's stock. The Committee will determine the actual number of shares of stock pay-able to an executive under the contingent stock rights at the end of the per-formance period.

  The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Commit-tee after consultation with its consultants concerning competitive compensa-tion levels. Accordingly, the Committee does not base the amount of stock op-tions or contingent stock rights to be granted in any given year on the amounts previously granted.

  The Committee reaffirms its view that salaries and bonus and other incentive compensation opportunities for the senior executives of the Company generally should not deviate substantially from the median of the competitive guidelines developed with the advice of our consultants and that, particularly with re-spect to long-term incentive compensation, it is important that the Committee continue to retain a degree of discretion as to the actual amounts paid. The Committee believes that the compensation levels for the chief executive offi-cer and other senior executives reflect these criteria and are appropriate given performance during the periods covered.

Irvine O. Hockaday, Jr., Chairman
Christopher Bancroft
Jane C. MacElree
Frank N. Newman
              ---------------------------------------------------

Comparison of Stockholder Return

The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 1999 with the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones U.S. Publishing Index (formerly named the Dow Jones Media/Publishing Index).

  The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Dow Jones U.S. Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following eleven publishing companies: A.H. Belo Corporation, American Greetings Corporation, The E.W. Scripps Company, Gannett Co., Inc., Knight-Ridder, Inc., The McGraw-Hill Companies, Inc., The Reader's Digest Association, Inc., The New York Times Company, The Times Mirror Company, Tribune Company, and The Washington Post Company.





                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        Dow Jones & Co. vs. S&P 500 vs. Dow Jones U.S. Publishing Index
                           [LINE GRAPH APPEARS HERE]
          Dow Jones & Co.          S&P 500             Dow Jones U.S.
                                                      Publishing Index
12/31/94       100                   100                   100
12/31/95       132                   138                   123
12/31/96       115                   169                   143
12/31/97       187                   226                   210
12/31/98       171                   290                   223
12/31/99       246                   351                   278

For purposes of the graph, it was assumed that $100 was invested in the Company's Common Stock, the S&P 500 and the Dow Jones U.S. Publishing Index at closing prices on December 31, 1994. Dividends are assumed to be reinvested on the ex-dividend date.
              --------------------------------------------------

Approval of Appointment of Independent Certified Public Accountants
At its February meeting the Board of Directors unanimously recommended that the stockholders vote to approve the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for 2000. PricewaterhouseCoopers LLP were the Company's auditors in 1999 and their predecessors, Coopers & Lybrand L.L.P., have been the auditors for many years. Stockholder approval of the appointment of such firm as auditors will be re-quested at the 2000 Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a state-ment if they so desire, and will be available to respond to appropriate ques-tions.
              ---------------------------------------------------

Stockholder Proposal

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 100 shares of Common Stock and 30 shares of Class B Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

  RESOLVED: "That the stockholders of Dow Jones, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the nec-essary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

  Mrs. Davis has submitted the following statement in support of her proposal:

  "Many states have mandatory cumulative voting, so do National Banks. In ad-dition, many corporations have adopted cumulative voting. Last year the owners of shares representing 24,825,229 votes or 9.85% of voting power, voted FOR this proposal. If you AGREE, please mark your proxy FOR this resolution."

Board of Directors' Position

The Board opposes Mrs. Davis' proposal because it believes that the existing class voting structure provides greater Board representation for holders of Common Stock than if all directors were elected as a single class with cumula-tive voting. This is because the holders of Common Stock currently account for approximately a quarter of the total votes outstanding but are entitled to elect at least one-third of the directors to be elected at every annual meet-ing.

  The Company's certificate of incorporation and bylaws provide that at every meeting of stockholders called for the election of directors, holders of Com-mon Stock, voting separately as a class, are entitled to elect at least one-third of the number of directors to be elected. Thus for example, as a result of these provisions, holders of Common Stock will be entitled to elect two of the five Board members to be elected at this year's annual meeting.

  Adopting cumulative voting in place of the existing class voting structure would, in fact, cause holders of Common Stock to be entitled to elect fewer Board members. Based on the number of shares currently outstanding, if holders of Common Stock and Class B Common Stock voted together for five directors us-ing cumulative voting, holders of Common Stock would be able to elect only one seat on the Board of Directors, instead of the two seats that they are enti-tled to elect under the existing class voting structure.

  Substantially similar stockholder proposals seeking cumulative voting have been presented at the 1998 and 1999 Annual Meetings and have been defeated by the vote of the Company's stockholders in both instances.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.
              ---------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of own-ership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regula-tion to furnish the Company with copies of all Section 16(a) reports they file.

  In 1991 the SEC completed an extensive revision of its rules in this area. In addition to increasing the number and kind of reports to be filed, the SEC has obliged companies to report in their proxy statements failures to file re-ports on a timely basis.


  Based solely on its review of the copies of such forms received by the Com-pany, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that dur-ing 1999 all filing requirements under Section 16(a) of the Exchange Act ap-plicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with, except that Christopher Bancroft was one month late in filing a Form 4 in April 1999 reporting February sales of common stock; and Peter Skinner was three days late in filing a Form 4 in May 1999 reporting a stock option exercise. The foregoing late filings were inadvertent and due to administrative and clerical errors.


               -------------------------------------------------

Corporate Governance

In 1997 the Board of Directors adopted the "Dow Jones & Company Principles of Corporate Governance." The Principles are listed below. These Principles are being published in this proxy statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues consid-ered to be of significance to stockholders. The Board will continue to assess the appropriateness and efficacy of the Principles and it is likely that changes to the Principles will be considered from time to time.

Dow Jones & Company
Principles of Corporate Governance

1. The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the independence and integrity of its products and services, including The Wall Street Jour-nal, on which the company's long-term prosperity depends.

2. Dow Jones is owned by its shareholders; the shareholders, in turn, elect the company's Board of Directors. The Board plays the central role in the company's governance; it is the company's decision-making authority on all matters except those reserved to the shareholders. The Board, in turn, se-lects the company's chief executive officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the company's business.

3. The primary functions of the Board are:

  . review and, where appropriate, approval of the financial objectives, ma-jor strategies and plans, and major corporate actions of Dow Jones;

  . selection and evaluation of Dow Jones' chairman and chief executive of-ficer;

  .  determining senior management compensation;

  .  periodic review of management succession plans;

  . selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

  . review of the adequacy of the company's systems for compliance with all applicable laws and regulations, for safeguarding the company's assets and for managing the major risks it faces; and

  .  provision of advice and counsel to senior management.

4. It is the policy of Dow Jones that the Board should consist of a majority of "outside" directors. Consistent with this policy, and the underlying philosophy of promoting vigorous representation for shareholders, Dow Jones does not consider that anyone should be deemed an "inside" director by vir-tue of the size of his or her shareholdings, no matter how great. On the other hand, the company does consider any present or former member of se-nior management to be an "inside" director, no matter the extent of his or her shareholdings.

5. The number of directors shall not exceed a number that can function effi-ciently as a body. The Corporate Governance Committee (formerly the Nomi-nating Committee), in consultation with the chairman and CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The size of the Board will be not less than 10 nor more than 20 members; normally the number of directors will be approxi-mately 15. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

6. Prospective members of the Board are selected for their character and wis-dom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a di-versity of personal backgrounds represented on the Board. Directors are re-quired to retire from the Board at the annual meeting of shareholders fol-lowing their 70th birthday. Upon the adoption of these principles, no di-rector who is an employee of the company shall be eligible for re-election as a director after the termination of his or her employment.

7. Upon election, directors receive a package of orientation materials and an extensive review of the company and its businesses from senior managers. In addition, Board members are encouraged to visit company facilities throughout their tenure on the Board.

8. All directors are expected to own stock in Dow Jones. The Compensation Com-mittee annually reviews the compensation of directors. The company believes that a substantial part of directors' compensation should be stock-based.

9. Because of the nature of the company's publishing business, no "inside" directors are permitted to serve as directors of other public companies, except as repre-sentatives of Dow Jones in cases in which the company owns shares in another company.

10. It is the general policy of the company that all major decisions be con-sidered by the Board as a whole. This allows the company to gain the ad-vantage of the collective wisdom of the Board. As a consequence, the com-mittee structure of the Board is limited to those committees considered to be basic to or required for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Gover-nance Committee. The members and chairs of these committees are recom-mended to the Board by the Corporate Governance Committee in consultation with the chairman and CEO. The responsibilities of each of the committees are determined by the Board from time to time.

11. Membership on the Audit, Compensation and Corporate Governance committees is limited to outside directors. The chairman and CEO and other senior managers attending meetings of these committees do so by invitation. The chairs of these committees act as the chair at executive sessions or meetings of outside directors at which the principal items to be consid-ered are within the scope of one of these committees' authority. This provides for board leadership without the need to designate a lead director.

12. The frequency, length and agenda of meetings of each of the committees are determined by the chair of the committee. Whenever possible, materi-als related to agenda items are provided to committee members suffi-ciently in advance of committee meetings to allow the directors to pre-pare for discussion. Sufficient time to consider the agenda items is pro-vided.

13. The Compensation Committee ensures that a proper system of current and long-term compensation is in place to provide performance-oriented incen-tives to management; reviews remuneration arrangements for senior manage-ment; reviews and approves the structure of employee benefit plans; makes recommendations to the Board; and grants options or other benefits under certain employee benefit plans. The committee also is responsible for setting annual and long-term performance goals (based on criteria estab-lished in advance) for the chairman and CEO, and for evaluating perfor-mance against these goals. The committee makes full reports to the entire Board, which approves the structure and general administration of the compensation program for the chairman and CEO and other senior managers.

14. The Audit Committee recommends to the shareholders the appointment of in-dependent auditors; makes recommendations to the Board regarding their engagement; and considers the range of audit and nonaudit fees. The com-mittee also reviews the work of the company's internal auditors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evaluating the adequacy of the company's internal controls. The Audit Committee pro-vides a direct channel of communication to the Board for the independent auditors, internal auditors, the chief financial officer and the general counsel.

15. It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the company well over a great many years.

16. The chairman and CEO is responsible for establishing effective communica-tions with the company's stakeholder groups, i.e. shareholders, custom-ers, employees and others. It is the policy of Dow Jones that management speaks for the company.

17. The chairman and CEO sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the chairman and CEO for review or decision. For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18. Whenever possible, materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the di-rectors to prepare for discussion. Sufficient time to consider the agenda items is provided.

19. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the company's opera-tions. In addition, Board members have free access to all other members of management and employees of the company.

20. Executive sessions or meetings of outside directors without management present are held at least once per year to review:

  .  the report of the independent auditors;

  . the criteria upon which the performance of the chairman and CEO and other senior managers is based;

  .  the performance of the chairman and CEO against such criteria;

  .  the compensation of the chairman and CEO and other senior managers; and

  .  the performance of the Board.

  Additional executive sessions or meetings of outside directors may be held from time to time as required, or as requested by directors.

21.  These principles are reviewed by the Board from time to time.
              ---------------------------------------------------

Submission of Stockholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder pro-posal intended for inclusion in next year's proxy statement must be received by the Company at its principal executive offices not later than November 18, 2000.

  With respect to proposals submitted under SEC Rule 14a-4(c)(1), any stock-holder proposal for next year's Annual Meeting submitted after February 1, 2001 will not be considered filed on a timely basis with the Company. With re-spect to proposals that are not timely filed, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals that are timely filed, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, provided 1) the Com-pany includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and 2) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

Other Matters

The Company knows of no other matter to be brought before the 2000 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

Stockholders who do not expect to attend the 2000 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope or to vote promptly by telephone or via the Internet.

A copy of the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on March 1, 2000 is available to interested stockholders upon written request to Ms. Valerie Gerard, Director of Investor Relations, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281.

By order of the Board of Directors,

Peter G. Skinner
Secretary

New York, New York
March 17, 2000

                            DOW JONES & COMPANY, INC.
             Proxy Solicited on behalf of the Board of Directors for
                  Annual Meeting of Stockholders--April 19, 2000

p       The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints
R       WILLIAM C. COX, JR., PETER R. KANN and PETER G. SKINNER and each of them
O       jointly and severally, proxies, with full power of substitution, to vote
X       all shares of Common Stock and Class B Common Stock of the Company which
Y the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders to be held on Wednesday, April 19, 2000, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 17, 2000, a copy of which has been received by the undersigned.


        PLEASE SIGN AND DATE ON REVERSE SIDE.



--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.     Please mark
If no direction is made, this proxy will be voted FOR                                                             your votes
Proposals 1 and 2, and AGAINST Proposal 3.                                                                        as
                                                                                                                  indicated in  [X]
                                                                                                                  this example


                                 The Board of Directors recommends a vote FOR
Proposals 1 and 2, and AGAINST Proposal 3.


                                                FOR        WITHHELD                                   FOR     AGAINST  ABSTAIN
1. Election of Directors by                     [ ]          [ ]       2. Approval of Auditors        [ ]       [ ]     [ ]
   Common and/or Class B Common Stock.                                    for 2000.

Common Stock           Common and Class B                              3. Stockholder Proposal to
                       Common Stock                                       establish cumulative
01-Harvey Golub        03-Roy A. Hammer                                   voting in the election of
02-David K.P. Li       04-Frank N. Newman                                 directors.                  [ ]       [ ]     [ ]
                       05-James H. Ottaway, Jr.

For, except vote withheld from the following nominee(s):

--------------------------------------------------------



Signature(s)_________________________ Date:_______, 2000

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        VOTE BY INTERNET OR TELEPHONE
                         -----------------------------
           YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

o VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

OR

o VOTE BY TELEPHONE OR INTERNET -- You will need to have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form. You cannot vote by telephone or Internet after 5 p.m. (EST) on April 18, 2000.

    1. VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch-tone telephone 24 hours a day, 7 days a week.
        There is no charge to you for this call.

Option 1: To vote as the Board of Directors recommends on ALL proposals, press
------------------------------------------------------------------------------
1.
--

              When asked, you must confirm your vote by pressing 1.

Option 2: If you choose to vote on each item separately, press 0. You will hear
-------------------------------------------------------------------------------
these instructions:
-------------------

Proposal 1: To VOTE FOR all nominees press 1; to WITHHOLD FROM ALL nominees, press 9.

            To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

              When asked, you must confirm your vote by pressing 1.

OR

2. VOTE BY INTERNET: Follow the instructions at our Website address: http://www.eproxy.com/DJ

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

THANK YOU FOR VOTING. Please do not return your proxy card if you are voting by telephone or Internet.